UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2017

NOVATION COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-22897	74-2830661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Grand Boulevard, Suite 201B, Kansas City, MO		64106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (816) 237-7000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

As previously disclosed by Novation Companies, Inc. (the “Company”) in filings with the Securities and Exchange Commission (the “SEC”), the Company and its subsidiaries NovaStar Mortgage Funding Corporation, NovaStar Mortgage, LLC and 2114 Central, LLC (the “Subsidiaries,” and together with the Company, the “Debtors”) filed voluntary petitions (the cases commenced thereby, the “Bankruptcy Cases”) in the United States Bankruptcy Court for the District of Maryland (Baltimore Division) (the “Bankruptcy Court”) seeking relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The Company and NovaStar Mortgage, LLC (the “Plan Debtors”) subsequently filed with the Bankruptcy Court, and amended, a plan of reorganization for the resolution of the outstanding claims against and interests in the Plan Debtors pursuant to Section 1121(a) of the Bankruptcy Code (as amended and supplemented, the “Plan”) and a related disclosure statement.

On June 12, 2017, the Bankruptcy Court entered an order confirming the Plan (the “Confirmation Order”) with respect to the Company (NovaStar Mortgage, LLC elected not to proceed with the Plan). The Company expects that the effective date of the Plan will occur as soon as all conditions precedent to effectiveness have been satisfied or waived (the “Effective Date”). Although the Company is seeking to cause the Effective Date to occur as promptly as practicable, there can be no assurance as to when, or if, the Effective Date will occur.

As of the date hereof there are 92,844,907 shares of the Company’s common stock issued and outstanding.

Summary of the Plan

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the second amended plan of reorganization amending the Plan filed by the Plan Debtors in the Bankruptcy Court on May 17, 2017, a plan supplement including copies of certain documents relating to the Plan filed by the Plan Debtors in the Bankruptcy Court on May 19, 2017 (the “Plan Supplement”), and the Confirmation Order, which are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and incorporated by reference herein. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Plan.

Treatment of Claims and Interests

The legal, equitable and contractual rights of the holders of Priority Non-Tax Claims (Class 1) are unaltered by the Plan.

Under the Plan and a proposed settlement with the Noteholders (Class 2), the Noteholders will receive: (a) a lump sum payment to the Indenture Trustee in an amount equal to accrued and unpaid interest on account of such Noteholder Claims in the amount of approximately $5,800,000 so long as the Effective Date occurs on or before July 31, 2017; thereafter interest will accrue and be payable to the Noteholders at the Full Rate as defined and set forth in the Indentures; (b) the Amended Senior Notes in principal amounts equal to the existing principal amounts under the Indentures, which will accrue non-default interest at LIBOR + 350 basis points (as LIBOR is determined under the Amended Senior Notes), have a maturity date of March 20, 2033, and be secured with first priority liens covering all assets of the Company and, subject to further Bankruptcy Court approval at a hearing which is scheduled for June 20, 2017, all Subsidiary Guarantors whether existing now or at any future date, excluding (x) accounts receivable and (y) inventory of any existing and future operating businesses of the Company or any Subsidiary Guarantor; and (c) $500,000 in the aggregate on account of reimbursement of outstanding fees and expenses of the Noteholders’ respective counsel through the Effective Date, payable to the respective Noteholders counsel directly.

Each holder of a General Unsecured Claim (Class 3) will be paid in full over a one year period as follows: (a) one half of such claim on the Effective Date and (b) the remaining half in equal monthly installments over twelve months following the Effective Date, together with interest at the Federal Judgment Rate.

Each holder of an RMBS Litigation Claim (Class 4) will receive, in full and complete satisfaction, settlement and release of and in exchange for such Claim, (x) to the extent such claim is covered by an insurance policy, payment solely from and to the extent of the applicable coverage under such insurance policies and the Interim Funding Agreement or (y) in the event such claim is not covered by an insurance policy, payment will be paid in full in cash once allowed by Final Order payable over ten years in quarterly installments, together with interest thereon at the Federal Judgement Rate.

The holders of existing equity interests in the Company (Class 5) will retain their interests.

Conditions to Effectiveness

The following conditions must be satisfied or waived for the Effective Date to occur:

a)	the Confirmation Order, in form and substance satisfactory to the Company, becomes a Final Order;
b)	the Plan and related documents, in form and substance satisfactory to the Company, have been executed and delivered, and any conditions contained therein have been satisfied or waived in accordance therewith;
c)	the Company and Butler America, LLC (“Butler”) have executed all documents and entered into all agreements as may be necessary and appropriate in connection with the transactions contemplated by that certain Stock Purchase Agreement (the “Purchase Agreement”) by and between the Company, Novation Holding, Inc., a wholly-owned subsidiary of the Company (“NHI”), and Butler, providing for NHI’s purchase from Butler of 100% of the outstanding voting securities of Healthcare Staffing, Inc. (“HCS”);
d)	there are sufficient funds to fund the distributions to holders of Allowed Claims under the Plan;
e)	the Board of Directors of the reorganized Company have been selected and have agreed to serve; and
f)	the closing of the Amended Senior Notes have occurred.

Under the terms of the Plan, the Company and NHI will use available cash on hand to acquire the stock of HCS from Butler pursuant to the terms of the Purchase Agreement. The Company’s entry into the Purchase Agreement and its terms were previously disclosed in a Current Report on Form 8-K filed by the Company with the SEC on February 3, 2017.

The Plan contemplates a settlement of dispute between the Company and the Creditors’ Committee and the Noteholders (the “Noteholder Settlement”). A hearing to consider approval of the Noteholder Settlement is scheduled for June 20, 2017. At the hearing, the Company will seek approval of the grant of liens upon and guarantees from the Subsidiary Guarantors, which the Plan defines to include NovaStar Mortgage LLC, NovaStar Mortgage Funding Corporation, 2114 Central, LLC and all subsidiaries of any Debtors whether existing now or at any future date, including without limitation NHI and HCS. Approval of the Noteholder Settlement is also a condition to the Plan becoming effective. Without approval of the Noteholder Settlement, the Creditors’ Committee and the Noteholders may object to the implementation of the Plan and seek to force a liquidation of all of the Debtors.

There can be no assurance that the Company will satisfy these conditions and emerge from chapter 11, within the Company’s anticipated timeframe or at all.

Post-Effective Governance and Management

The Confirmation Order authorized and approved the adoption of the Company’s Articles of Amendment and Restatement (the “New Charter”) and Second Amended and Restated Bylaws (the “New Bylaws”) annexed as Exhibit A and Exhibit B, respectively, to the Plan Supplement. The New Charter amends the Company’s existing Articles of Amendment and Restatement by (a) providing for the annual election of the Company’s directors beginning at its 2017 annual meeting of shareholders, (b) eliminating supermajority voting requirements related to charter amendments, and (c) changing the breakdown of the Company’s 120,000,000 authorized shares of capital stock to 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. The New Bylaws amend the Company’s existing bylaws to conform to the New Charter. The New Charter will become effective upon its filing with the Secretary of State of Maryland following the Effective Date, and the New Bylaws will become effective promptly thereafter.

As of the Effective Date, the sole officer of the Company will be Rodney E. Schwatken, and the current members of the Board of Directors of the Company, which consist of Howard M. Amster, Jeffrey E. Eberwein, Charles M. Gillman, Barry A. Igdaloff and Robert G. Pearse, will serve for the remainder of the terms for which they have been elected and until their successors are elected and qualify.

Releases and Exculpation

The Plan provides certain customary release provisions that include releases for the benefit of parties, including the Company’s directors, officers, employees, agents, members, shareholders, advisors and professionals; Butler (except for claims arising under the Purchase Agreement); the Noteholders; and the Creditors’ Committee and its members, advisors and professionals, with the exception of fraud, gross negligence or willful misconduct.

The Plan also provides certain customary exculpation provisions, which include a full exculpation from liability in favor of each of the Company; the reorganized Company; the Disbursing Agent; the Creditors’ Committee; Butler; the Noteholders; and each of their respective directors, officers, employees, members, attorneys, consultants, advisors, and agents, to any holder of any claim or interest for any act or omission up to and including the Effective Date in connection with, related to, or arising out of the Company’s restructuring and the Bankruptcy Cases, with the exception of fraud, gross negligence or willful misconduct.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Second Amended Joint Chapter 11 Plan of Reorganization of Novation Companies, Inc. and NovaStar Mortgage LLC, dated as of May 17, 2017.
99.2	Notice of Filing of Certain Supplement Documents and Schedules Relating to the Second Amended Chapter 11 Plan of Reorganization of Novation Companies, Inc. and NovaStar Mortgage LLC, dated as of May 19, 2017.
99.3	Findings of Fact, Conclusions of Law and Order Confirming the Second Amended Chapter 11 Plan of Reorganization of Novation Companies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATION COMPANIES, INC.

DATE: June 16, 2017	/s/ Rodney E. Schwatken Rodney E. Schwatken Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Second Amended Joint Chapter 11 Plan of Reorganization of Novation Companies, Inc. and NovaStar Mortgage LLC, dated as of May 17, 2017.
99.2	Notice of Filing of Certain Supplement Documents and Schedules Relating to the Second Amended Chapter 11 Plan of Reorganization of Novation Companies, Inc. and NovaStar Mortgage LLC, dated as of May 19, 2017.
99.3	Findings of Fact, Conclusions of Law and Order Confirming the Second Amended Chapter 11 Plan of Reorganization of Novation Companies, Inc.